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                                                                    Exhibit 99.1

                            GLOBALSANTAFE CORPORATION

                Letter to Depository Trust Company Participants
                          for Tender of All Outstanding
                                5% Notes due 2013
                           in Exchange for Registered
                                5% Notes due 2013

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The Exchange Offer will expire at 5:00 p.m., New York City time, on            ,
2003, unless extended (the "Expiration Date"). Outstanding Notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date for the Exchange Offer.
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To Depository Trust Company Participants:

     We are enclosing with this letter the materials listed below relating to the offer by GlobalSantaFe Corporation (the "Issuer") to exchange its 5% Notes due 2013 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 5% Notes due 2013 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Issuer's prospectus dated , 2003 (the "Prospectus") and the related Letter of Transmittal (the "Exchange Offer").

     We are enclosing copies of the following documents:

     1.   Prospectus dated           , 2003;

     2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

     3.   Notice of Guaranteed Delivery; and

     4. Letter of instructions that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that the Exchange
Offer will expire at 5:00 p.m., New York City time, on             , 2003,
unless extended.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Issuer that:

     o any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

     o such person does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Outstanding Notes or the New Notes;

     o such person is not an "affiliate," as defined in Rule 405 of the Securities Act, of us, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     o if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the New Notes;


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     o    if such person is a broker-dealer, it will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes;

     o if such person is a broker-dealer, it did not purchase the Outstanding Notes to be exchanged for the New Notes from us; and

     o such person is not acting on behalf of any person who could not truthfully make the foregoing representations.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

     The Issuer will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from us upon request.

                                Very truly yours,

                                GlobalSantaFe Corporation

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